EXHIBIT 11.2

                             The Judge Group, Inc.

                       Computation of Earnings Per Share
                   on historical and pro forma adjusted basis


                                                                    Nine Months
                                                                Ended September 30,         Year Ended December 31,
                                                                 1996         1995         1995        1994        1993
                                                                 ----         ----         ----        ----        ----
Historical: (1):
Weighted average common shares outstanding                    8,587,739    8,587,739    8,587,739   8,587,739   8,500,160
                                                              =========    =========    =========   =========   =========
Net Income (loss)                                              $751,106     $519,143     $485,640    $343,251    $101.388
                                                               ========     ========     ========    ========    ========
Primary net income (loss) per common share                        $0.08        $0.06        $0.06       $0.04       $0.01
                                                                  =====        =====        =====       =====       =====


Weighted average common shares outstanding (2)                9,113,739    9,113,739    9,113,739   8,850,739   8,500,160
                                                              =========    =========    =========   =========   =========
Net lncome (loss)                                              $751,106     $519,143     $485,640    $343,251    $101,388
                                                               ========     ========     ========    ========    ========
Net income (loss) after adjustment for interest expense on
  convertible debentures and preferred dividends
  earned on JIS preferred stock                                $742,507     $541,643     $515,640    $358,251    $101,388
                                                               ========     ========     ========    ========    ========
Fully diluted net income (loss) per common share                  $.008        $0.06        $0.06       $0.04       $0.01
                                                                  =====        =====        =====       =====       =====
Pro forma adjusted: (1)
Weighted average common shares outstanding (2)                9,113,739                 9,113,739
Shares issued assuming successful public offering             3,000,000                 3,000,000
Shares issued in Berkeley acquisition                            30,000                    30,000
Shares issued in JIS merger                                     892,748          N/A      892,748         N/A         N/A
Exercise of outstanding stock options                             2,925                     2,925
                                                                  -----                     -----
Pro forma weighted average common shares outstanding         13,039,412                13,039,412
                                                             ==========                ==========

Pro forma net income (loss)                                    ($81,810)                 $317,670
                                                               ========                  ========
Pro forma net income (loss) after adjustment for
  interest expense on convertible debentures                   ($59,310)                 $347,670
                                                               ========                  ========

Fully diluted net income (loss) per common share                 ($0.00)                    $0.03
                                                                 ======                     =====


(1) All per share and share amounts reflect a 52.6 for 1.0 stock split which occurred on September 23, 1996.

(2) Fully diluted shares includes common stock equivalents and 526,000 common shares issuable upon conversion of the Company's 10% Convertible Senior Subordinated Notes.